                                                                    EXHIBIT 1.1


                                $_______________
                       WORLD OMNI WHOLESALE MASTER TRUST
                SERIES 1996-2, FLOATING RATE DEALER LOAN BACKED
                             CERTIFICATES, CLASS A

                                $_______________
                       WORLD OMNI WHOLESALE MASTER TRUST
                SERIES 1996-2, FLOATING RATE DEALER LOAN BACKED
                             CERTIFICATES, CLASS B


                             UNDERWRITING AGREEMENT

                                                                   May ___, 1996

CS FIRST BOSTON CORPORATION
Park Avenue Plaza
New York, New York 10055

Ladies and Gentlemen:

                 SECTION 1. Introductory. World Omni Dealer Funding Inc., a Florida corporation (the "Transferor") and a wholly-owned subsidiary of World Omni Financial Corp., a Florida corporation ("WOFCO"), proposes to sell to CS First Boston Corporation (the "Underwriter") (a) $____________ aggregate principal amount of Series 1996-2, Floating Rate Dealer Loan Backed Certificates, Class A (the "Class A Certificates") issued by the World Omni Wholesale Master Trust (the "Trust") and (b) $______________ aggregate principal amount of Series 1996-2, Floating Rate Dealer Loan Backed Certificates, Class B (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates") of the Trust. The Investor Certificates will evidence an undivided ownership interest in the Trust. Simultaneously with the issuance and sale of the Investor Certificates as contemplated herein, the Trust will also issue a Transferor Certificate (the "Transferor Certificate" and, together with the Investor Certificates, the "Certificates"), evidencing the residual undivided ownership interest in the Trust not represented by the Investor Certificates. The Certificates will be issued pursuant to a master pooling and servicing agreement, dated as of October 1, 1994 (as amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement") among the Transferor, WOFCO and

NationsBank, N.A., f/k/a NationsBank of Virginia, N.A., as predecessor trustee to Fleet National Bank, in its capacity as trustee (the "Trustee") and a Series 1996-2 Supplement dated as of May 1, 1996 (the "Supplement") among the same parties. Payments in respect of the Transferor Certificate will be subordinated to the rights of the holders of the Investor Certificates to the extent described in the Pooling and Servicing Agreement and the Supplement.

                 The assets of the Trust include, among other things, wholesale receivables generated by WOFCO from time to time in certain revolving financing arrangements with automobile dealers to finance their automobile, light duty truck and other motor vehicle inventory and collections on the Receivables. Certain Receivables existing at the opening of business on October 24, 1994 (the "Initial Closing Date") have been, and substantially all Receivables arising thereafter have been and will continue to be, sold by WOFCO to the Transferor pursuant to a receivables purchase agreement, dated as of October 1, 1994 (the "Receivables Purchase Agreement" and, together with the Pooling and Servicing Agreement (as amended to the Closing Date) and the Supplement, the "Basic Documents"), between WOFCO and the Transferor.

                 This Underwriting Agreement shall hereinafter be referred to as "this Agreement". Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

                 SECTION 2.   Representations and Warranties of the Transferor.
(a) The Transferor represents and warrants to, and agrees with, the Underwriter that:

                          (i) A registration statement on Form S-1 (No. 333-3816), including a form of prospectus, relating to the Investor Certificates has been filed with the Securities and Exchange Commission (the "Commission") and either (A) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If the Transferor does not propose to amend such registration statement and if any post-effective





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         amendment to such registration statement has been filed with the
         Commission prior to the execution and delivery of this Agreement, the most recent such post-effective amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (1) if the Transferor has advised the Underwriter that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or (2) if the Transferor has advised the Underwriter that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Investor Certificates, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)"), or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "Prospectus".

                          (ii)  Since the respective dates as of which
         information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Transferor and (B) there have been no transactions entered into by the Transferor, other than those in the ordinary course of business, that are material with respect to the Transferor.

                          (iii) The Transferor has been duly incorporated, is current in the payment of fees to the Florida Department of State and its status is





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         active; the Transferor has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement, the Basic Documents, the Certificates and each Transfer Agreement (as defined in Section 6(h) below) to which the Transferor is a party; the Transferor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Transferor; and the Transferor has no subsidiaries other than World Omni Wholesale Inc., a wholly-owned bankruptcy remote Delaware subsidiary which has been formed for the purposes of the Annual Servicing Transfers referred to in the Registration Statement.

                          (iv) The Transferor is not in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Transferor is a party or by which it is bound, or to which any of the property or assets of the Transferor is subject; and the execution, delivery and performance of this Agreement, the Basic Documents and the Certificates and the consummation of the transactions contemplated herein and therein and compliance by the Transferor with its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or, except as otherwise provided in the Pooling and Servicing Agreement, result in the creation or imposition of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") upon any property or assets of the Transferor pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which





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         the Transferor is a party or by which it is bound, or to which any of the property or assets of the Transferor is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Transferor or any applicable law, administrative regulation or administrative or court decree.

                          (v) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Transferor, threatened, against or affecting the Transferor, that is required to be disclosed in the Registration Statement, other than those disclosed therein, (A) asserting the invalidity of this Agreement, any Basic Document or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Basic Documents, (C) that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement, any Basic Document or the Certificates or (D) seeking adversely to affect the federal or state income tax attributes of the Certificates as described in the Prospectus under the heading "Certain Tax Matters"; and there are no contracts or documents of the Transferor that are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") that have not been so filed.

                          (vi) Except such as may be required under the Act, the Rules and Regulations or state securities laws, no authorization, approval or consent of, or notice to, any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the Certificates or the offering and sale of the Investor Certificates hereunder or (B) the execution, delivery and performance by the Transferor of this Agreement, the Basic Documents and the Certificates or the consummation by the Transferor of the transactions contemplated hereby or thereby except those that have previously been





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         obtained, or given, as of the Closing Date (as such term is defined in
         Section 3 hereof).

                          (vii) The Transferor possesses such certificates, authorities, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Transferor has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, of the Transferor.

                          (viii) This Agreement has been duly executed and delivered by the Transferor.

                          (ix) The Certificates have been duly and validly authorized and, when issued, authenticated and delivered in accordance with the Pooling and Servicing Agreement and the Supplement and, in the case of the Investor Certificates, when delivered to the Underwriter against payment of the consideration specified herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                          (x) Each of the Certificates and each Basic Document conforms in all material respects to the description thereof and the statements in relation thereto contained in the Prospectus and, as of the Closing Date, will be duly executed and delivered by the Transferor and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding agreement of the Transferor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).





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

                          (xi) On the Initial Closing Date, the Transferor had good and marketable title to the Receivables and other property transferred by it to the Trust on such date pursuant to the Pooling and Servicing Agreement, free and clear of Liens (other than the Lien of the Pooling and Servicing Agreement), and had not assigned to any person (other than the Trustee) any of its right, title or interest in any of such Receivables or such other property or in the Pooling and Servicing Agreement, and, upon execution and delivery to the Trustee of the Supplement and delivery of the Investor Certificates to the Underwriter on the Closing Date, the Underwriter will have good and marketable title to the Investor Certificates, free and clear of Liens.

                          (xii) At the time of each transfer of Receivables by the Transferor to the Trust after the Initial Closing Date, the Transferor had and will continue to have good and marketable title to all Receivables and the other property being transferred by it to the Trust on such day, free and clear of Liens (other than the Lien of the Pooling and Servicing Agreement), and will not have sold to any person (other than the Trustee) any of its right, title or interest in any of such Receivables or such other property.

                          (xiii) The Transferor will use the proceeds of the sale of the Investor Certificates as described in the Prospectus under the heading "Use of Proceeds".

                          (xiv) Neither the Transferor nor the Trust is an "investment company" or "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                          (xv) As of the Closing Date and the date of each transfer of Receivables under the Pooling and Servicing Agreement, the representations and warranties of the Transferor in the Pooling and Servicing Agreement, the Transfer Agreements to which the Transferor is a party, and in Officer's Certificates of the Transferor delivered on each





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         such date pursuant to the Pooling and Servicing Agreement, will be true and correct and the Underwriter may rely on such representations and warranties as if they were set forth herein in full.

                          (xvi) The Transferor does not conduct business or have affiliates who conduct business in Cuba or with the government of Cuba or with any person or affiliate located in Cuba, in each case within the meaning of Section 517.075 of the Florida Securities and Investors Protection Act or Regulation 3E-900.001 promulgated thereunder.

                          (xvii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed, and on the date of this Agreement the Registration Statement conforms, in all material respects with the requirements of the Act and the Rules and Regulations, and at such times did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and does not include, or will not include, any untrue statement of a material fact, nor does the Prospectus omit, nor will it omit, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this
         Agreement: (A) on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the Effective Date, at the time of the filing of the Prospectus pursuant to Rule 424(b), if required, and at the Closing Date, the Prospectus will not include any





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         untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Transferor by the Underwriter specifically for use therein.

                          (xviii) Each of the Receivables constituting a part of the Trust transferred to the Trustee pursuant to the Pooling and Servicing Agreement have met the eligibility criteria for selection described in the Basic Documents.

                          (xix) Each Receivable arises under a Floorplan Financing Agreement that is in substantially the forms attached as exhibits to the Receivables Purchase Agreement and constitutes the valid, binding and enforceable agreement of the parties thereto; and each such Receivable complies in all material respects as to content and form with all applicable state and federal laws.

                 (b) Any Officer's Certificate signed by any officer of the Transferor and delivered to the Underwriter or its counsel shall be deemed a representation and warranty of the Transferor to the Underwriter as to the matters covered thereby.

                 SECTION 3. Purchase, Sale and Delivery of the Investor Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Transferor, Certificates at a purchase price of ______% of the aggregate principal amount thereof.

                 The Investor Certificates will initially be represented by one or more certificates representing $__________ aggregate principal amount of Class A Certificates and one certificate representing $__________ aggregate principal amount of Class B Certificates, each of which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC") (such





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certificates, the "DTC Certificates").  The interests of beneficial owners of the DTC Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Investor Certificates will be available only under the limited circumstances specified in the Pooling and Servicing Agreement.

                 The Transferor will deliver the DTC Certificates to the Underwriter for the securities account of the Underwriter at the office of DTC, 55 Water Street, 49th Floor, New York, New York 10004, against payment of the purchase price for the Investor Certificates in immediately available funds payable to the order of the Transferor at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 9:00 A.M., New York time, on May ___, 1996, or at such other time not later than seven full business days thereafter as the Transferor and the Underwriter determine, such time being herein referred to as the "Closing Date". The certificates evidencing the DTC Certificates will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom at least 24 hours prior to the Closing Date.

                 SECTION 4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Investor Certificates for sale to the public as set forth in the Prospectus.

                 SECTION 5. Certain Agreements of the Transferor. The Transferor covenants and agrees with the Underwriter that:

                          (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Transferor will file the Prospectus with the commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Underwriter, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifth business day after the Effective Date. The Transferor will advise the Underwriter promptly of any such filing pursuant to Rule 424(b).





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                          (b)     The Transferor will advise the Underwriter
         promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect any such amendment or supplement without the consent of the Underwriter; and the Transferor will also advise the Underwriter promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                          (c) If, at any time when a prospectus relating to the Investor Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Transferor promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Neither the consent of the Underwriter to, nor the delivery by the Underwriter of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Transferor will cause the Trustee to make generally available to the Investor Certificateholders an earnings statement with respect to the Trust covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability





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         Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Transferor's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                          (e)     The Transferor will furnish to the
         Underwriter copies of the Registration Statement as originally filed and each amendment thereto (in each case at least two of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may reasonably request.

                          (f)     The Transferor will arrange for the
         qualification of the Investor Certificates for sale under the laws of such jurisdictions in the United States as the Underwriter may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Investor Certificates, provided that the Transferor shall not be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

                          (g) So long as any of the Investor Certificates are outstanding, the Transferor will deliver or cause to be delivered to the Underwriter (i) copies of each report regarding the Certificates mailed to Certificateholders pursuant to Section 5.2 of the Supplement, as soon as such reports are mailed to the Certificateholders, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Sections 3.5 and 3.6 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Trustee, (iii) copies of all documents required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the Commission





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         thereunder, and (iv) such other information concerning the Transferor,
         WOFCO, the Certificates or the Trust as the Underwriter may reasonably request from time to time.

                          (h) The Transferor will pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the printing, reproduction and distribution of the Registration Statement as originally filed and each amendment thereto, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Trustee and its counsel, (iii) the fees and disbursements of the independent public accountants of the Transferor and, as previously agreed, certain fees and disbursements of counsel to the Transferor, WOFCO and the Underwriter, (iv) the fees charged by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's", and together with Moody's, the "Rating Agencies") in connection with the rating of the Investor Certificates, (v) the fees of DTC in connection with the book-entry registration of the DTC Certificate and (vi) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriter, and will reimburse the Underwriter for any expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriter pursuant to
         Section 5(f) hereof in connection with the qualification of the Investor Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Underwriter may designate.

                          (i) On or before the Initial Closing Date, the Transferor caused its books and records (including any computer records) to be marked relating to the Receivables to be transferred to the Trust, to show the Trust's absolute ownership of such Receivables, and from and after the Initial Closing Date the Transferor has not taken, and will not take, any action inconsistent with the Trust's





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         ownership of such Receivables, other than as permitted by the Pooling and Servicing Agreement.

                          (j) For a period of 30 days from the date hereof, none of the Transferor or any of its affiliates will, without the prior written consent of the Underwriter, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Certificates representing interests in wholesale automobile dealer receivables.

                          (k) So long as any Certificates are outstanding, the Transferor will cause to be delivered to the Underwriter a reliance letter relating to each Opinion of Counsel delivered to the Trustee or either Rating Agency by counsel to the Transferor or counsel to WOFCO pursuant to any Basic Document at the time such opinion is delivered.

                          (l) To the extent, if any, that the rating provided with respect to the Investor Certificates by either Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Transferor or WOFCO, the Transferor shall furnish, or shall cause WOFCO to furnish, as the case may be, such documents and take any such other actions as may be required.

                          (m) In order for WOFCO, as Servicer, to obtain a servicer letter of credit (the "Servicer Letter of Credit") pursuant to the Pooling and Servicing Agreement with respect to Collections allocable in whole or in part to the Investor Certificates, the issuer of the Servicer Letter of Credit (the "Letter of Credit Bank") shall be reasonably satisfactory to the Underwriter and the Transferor, and on or prior to the date of issuance of the Servicer Letter of Credit (the "Issuance Date"), the Transferor shall cause the Underwriter to receive:

                                  (i)  A copy of the Servicer Letter of Credit.





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                                  (ii)  An original of the reimbursement
                 agreement between WOFCO and the Letter of Credit Bank pursuant to which the Servicer Letter of Credit was issued.

                                  (iii)  An original of each amendment to any
                 Basic Document relating to the Servicer Letter of Credit.

                 SECTION 6. Conditions of the Obligations of the Underwriter. The obligation of the Underwriter to purchase and pay for the Investor Certificates will be subject to the accuracy of the representations and warranties on the part of the Transferor herein, to the accuracy of the statements of the respective officers of the Transferor and WOFCO made pursuant to the provisions hereof, to the performance by the Transferor of its obligations hereunder and to the following additional conditions precedent:

                          (a)  (i) On the date of this Agreement, the
         Underwriter and the Transferor shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Arthur Andersen & Co. ("Arthur Andersen") confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft to which the Underwriter has previously agreed and otherwise in form and in substance satisfactory to the Underwriter and counsel for the Underwriter, and (ii) on the Closing Date, the Underwriter and the Transferor shall have received a letter, dated as of the Closing Date, from Arthur Andersen, updating the letter referred to in clause (i) above, in form and substance satisfactory to the Underwriter and counsel for the Underwriter.

                          (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the

         Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement (or the next day, if this Agreement is executed after the close of business on the date hereof) or such later date as shall have been consented to by the Underwriter. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor or the Underwriter, shall be contemplated by the Commission.

                          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Transferor or WOFCO which, in the judgment of the Underwriter materially impairs the investment quality of the Investor Certificates; (ii) any downgrading in the rating of any debt securities of the Transferor or WOFCO or any of their direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Transferor or WOFCO on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, Florida or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Investor Certificates.

                          (d)  The Underwriter shall have received:

                                  (1)      The favorable opinion of Skadden,
                 Arps, Slate, Meagher & Flom, special counsel to the Transferor and WOFCO, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, and substantially to the effect that:

                                        (i)  Assuming the due authorization,
                          execution and delivery thereof by the other parties thereto, each Basic Document will constitute a legal, valid and binding agreement of the Transferor and WOFCO, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                        (ii)  The Certificates are in due and
                          proper form and (assuming the Certificates have been duly and validly authorized) when executed, authenticated and delivered as specified in the Pooling and Servicing Agreement and the Supplement and, in the case of the Investor Certificates, when delivered to the Underwriter against payment of the consideration specified herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement and the Supplement.

                                        (iii)  The Certificates and the Basic
                          Documents each conform in all material respects with the description thereof contained in the Registration Statement and the Prospectus.

                                        (iv)  The statements in the
                          Registration Statement and Prospectus under the headings "-- ERISA Considerations", "Certain Legal Aspects of the Receivables," "Certain Tax Matters" (other than "-- State and Local Taxation" therein) and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                                        (v)  The Pooling and Servicing
                          Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Transferor nor the Trust is required to be registered under the Investment Company Act.

                                        (vi)  No consent, approval,
                          authorization or order of any court or governmental agency or body is required for the consummation by either the Transferor or WOFCO of the transactions contemplated in this Agreement or the Basic Documents except such as may be required under the Act, the Rules and Regulations or state securities laws, and those authorizations, approvals, consents and orders which have previously been obtained and are in full force and effect as of the Closing Date; provided, that such counsel need express no opinion as to state securities laws.

                                        (vii)  The Registration Statement has
                          become effective under the Act, and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration

                          Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that either the Registration Statement, at the Effective Time, or any such amendment or supplement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of this Agreement (or any such amendment or supplement, as of its respective date) or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus.

                                  (2)  The favorable opinion of Jeffrey L.
                 Hayman, counsel to the Transferor and WOFCO, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, and substantially to the effect that:

                                        (i)  The Transferor has been duly
                          incorporated under the Florida Business Corporation Act, is current in the payment of fees due to the Florida Department of State, and its status is active; the Transferor has the corporate power and authority to own its properties and conduct its business as described in the Prospectus and is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of Transferor.

                                        (ii)  The Transferor has the corporate
                          power and authority to execute, deliver and perform its obligations under this Agreement, the Certificates and the Basic Documents to authorize and cause the Certificates to be issued and to sell the Investor Certificates to the Underwriter and had at all relevant times, and on the Closing Date has, the corporate power and authority to acquire, own and transfer the Receivables and the other property to be transferred by it to the Trust pursuant to the Pooling and Servicing Agreement.

                                        (iii)  The Transferor has obtained all
                          licenses and approvals required to be obtained by Transferor, whether by reason of the ownership or leasing of property or the conduct of business, to the extent that the failure to obtain such licenses and approvals would render any Receivable or any other material part of the corpus of the Trust unenforceable or would materially and adversely affect the ability of the Transferor to perform its obligations under, or the enforceability of, the Certificates or any Basic Document.

                                        (iv)  WOFCO has been duly incorporated
                          under the Florida Business Corporation Act, is current in the payment of fees due to the Florida Department of State, and its status is active; WOFCO has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted; and is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of WOFCO and its subsidiaries considered as one enterprise.

                                        (v)  WOFCO has the corporate power and
                          authority to execute, deliver and perform its obligations under the Indemnification Agreement of even date with this Agreement (the "Indemnification Agreement") and the Basic Documents; and had at all relevant times, and on the Closing Date has, the corporate power and authority to acquire, own and transfer the Receivables and the other property transferred by it to the Transferor pursuant to the Receivables Purchase Agreement.

                                        (vi)  WOFCO has obtained all licenses
                          and approvals required for the conduct of its business or the ownership or leasing of its property, to the extent that failure to obtain such licenses and approvals would render any Receivable or any other material part of the corpus of the Trust unenforceable or would materially and adversely affect the ability of WOFCO to perform any of its obligations under, or the enforceability of, any Basic Document.

                                        (vii)  This Agreement, the
                          Indemnification Agreement, the Certificates and each Basic Document has been duly authorized, executed and delivered by the Transferor and WOFCO, as applicable.

                                        (viii)  None of (1) the transfer of the
                          Receivables to the Trustee acting on behalf of the Trust, (2) the assignment of the security interest of the Transferor in the Collateral Security, (3) the issuance of the Certificates, (4) the sale of the Investor Certificates, (5) the execution and delivery of the Certificates, the Basic Documents or this Agreement, (6) the consummation of any other of the transactions contemplated herein or therein or (7) the fulfillment of the terms of the Certificates, the Basic Documents or this Agreement by the Transferor will conflict with, result in a breach of, or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Transferor pursuant to the terms of (i) its certificate of incorporation or bylaws, (ii) to the best of his knowledge and information and except as otherwise provided in the Basic Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument (other than any document relating to any other supplement for the Trust) to which the Transferor is a party or by which it may be bound, or to which any of the property or assets of the Transferor is subject, or (iii) to the best of his knowledge and information, any applicable law, statute or regulation, judgment, order or decree applicable to the Transferor of any court, regulatory body or other governmental instrumentality having jurisdiction over the Transferor except, in the case of clause (ii) and (iii) above, for defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on the Transferor.

                                        (ix)  None of (1) the transfer of the
                          Receivables and the other property of the Trust transferred by WOFCO to the Transferor pursuant to the Receivables Purchase Agreement, (2) the compliance by WOFCO with all of the provisions of the Basic Documents or the Indemnification Agreement or
                          (3) the consummation of the transactions herein and therein contemplated, will conflict with, result in a breach of, or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of WOFCO pursuant to the terms of (i) its articles of incorporation or bylaws, (ii) to the best of his knowledge and information and except as otherwise provided in the Basic Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument (other than any document relating to any other supplement for the Trust) to which WOFCO is a party or by which it may be bound, or to which any of the property or assets of WOFCO is subject, or (iii) any applicable law, statute or regulation or, to the best of their knowledge and information, any judgment, order or decree applicable to WOFCO of any court, regulatory body or other governmental instrumentality having jurisdiction over WOFCO except, in the case of clause (ii) and the second part of clause (iii) above, for defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on WOFCO.

                                        (x)  To the best of his knowledge and
                          information, (A) there are no actions, proceedings or investigations pending or threatened required to be disclosed in the Registration Statement, other than those disclosed therein, (w) asserting the invalidity of this Agreement, the Indemnification Agreement, any Basic Document or the Certificates, (x) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Basic Documents, (y) that might materially and adversely affect the performance by the Transferor or WOFCO of its respective obligations under, or the validity or enforceability of, this Agreement, any Basic Document or the Certificates or (z) seeking adversely to affect the federal or state income tax attributes of the Certificates as described in the Prospectus under the heading "Certain Tax Matters", and (B) all pending legal or governmental proceedings to which the Transferor or WOFCO is a party or to which any of their property or assets is subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate with respect to the Transferor or WOFCO, as the case may be, not material.

                                  (3)(i) The favorable opinion of Skadden,
                 Arps, Slate, Meagher & Flom, special counsel to the Transferor, dated the Closing Date and to the effect that (A) the Investor Certificates will properly be treated as indebtedness for Federal income tax purposes and (B) the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes; (ii) the favorable opinion of Macfarlane Ausley Ferguson & McMullen, special Florida tax counsel to the Transferor, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel to the Underwriter, to the effect that (A) the Trust will not be classified as an association taxable as a corporation for Florida income tax purposes but instead will be characterized as it is characterized for federal income tax purposes, (B) the intangibles held by the Trust will not be subject to Florida's annual recurring intangible tax imposed under Chapter 199, Florida Statutes except to the extent that the Transferor retains a 1% interest in the Trust and/or the receivables held by the Trust on the relevant date each year and (C) the loan rule promulgated under the Florida Corporate Income Tax Code and included in the Florida Administrative Code relating to interest on loans by "financial organizations" (as such term is defined therein), would not apply to an investment in the Investor Certificates by such a financial organization and
                 (iii) the favorable opinion of Day Berry & Howard, special Connecticut tax counsel to the Transferor, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel to the Underwriter, to the effect that (A) the Investor Certificates will be characterized as debt for Connecticut income tax purposes and (B) the Trust will not be taxable as a separate entity for such purposes.

                                  (4)      Reliance letters relating to each
                 opinion rendered to the Trustee or either Rating Agency by Skadden, Arps, Slate, Meagher & Flom or any other counsel to the Transferor or WOFCO in connection with the rating of the Investor Certificates.

                                  (5)      The favorable opinion of counsel to
                 the Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that:

                                        (i)  The Trustee has been duly
                          incorporated and is validly existing as a national banking association in good standing under the laws of the United States with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Basic Documents.

                                        (ii)  Each Basic Document has been duly
                          authorized, executed and delivered by the Trustee, and constitutes a legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except that (y) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (z) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                                        (iii)  The Certificates have been duly
                          executed, authenticated and delivered by the Trustee.

                                        (iv)  Neither the execution nor
                          delivery by the Trustee of the Basic Documents nor the consummation of any of the transactions by the Trustee contemplated thereby required the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Trustee.

                                        (v)  The execution and delivery of each
                          Basic Document by the Trustee and the performance by the Trustee of their respective terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America governing the banking or trust powers of the Trustee, (B) the Articles of Association or ByLaws of the Trustee, or

                          (C) to the best of their knowledge, any indenture, lease, or material agreement to which the Trustee is a party or to which its assets are subject.

                                  (6)      The favorable opinion of Skadden,
                 Arps, Slate, Meagher & Flom, counsel for the Underwriter, dated the Closing Date, with respect to the existence of the Transferor and WOFCO, the validity of the Investor Certificates and such other related matters as the Underwriter shall request, and the Transferor and WOFCO shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may rely on the opinions of Jeffrey L. Hayman, Day Berry & Howard, and Macfarlane Ausley Ferguson & McMullen, each counsel to the Transferor and WOFCO, as to the matters dealt with in such opinions.

                          (e) The Underwriter shall have received a certificate dated the Closing Date of the President, any Vice President, the Treasurer or any Assistant Treasurer, of (i) the Transferor in which such officer shall state that the representations and warranties of the Transferor in this Agreement are true and correct, and that, to the best of his knowledge after reasonable investigation, the Transferor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, of the Transferor except as set forth in or contemplated by the Prospectus, and (ii) WOFCO in which such officer shall state that the representations and warranties of WOFCO in the Indemnification Agreement are true and correct, and that, to the best of his knowledge after reasonable investigation, WOFCO has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Indemnification Agreement and, subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise or in the earnings, business affairs or business prospects of WOFCO except as set forth in or contemplated by the Prospectus.

                          (f) The Class A Certificates shall be rated "Aaa" by Moody's and "AAA" by Standard & Poor's, and the Class B Certificates shall be rated "A2" by Moody's and "A" by Standard & Poor's.

                 The Transferor will provide or cause to be provided to the Underwriter such conformed copies of such opinions, certificates, letters and documents as the Underwriter may reasonably request.

                 SECTION 7. Indemnification and Contribution. (a) The Transferor will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any actual legal or other expenses reasonably incurred by the underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Transferor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Transferor by the Underwriter specifically for use therein.

                 (b) The Underwriter will indemnify and hold harmless the Transferor against any losses, claims, damages or liabilities to which the Transferor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Transferor by the Underwriter specifically for use therein, and will reimburse any actual legal or other expenses reasonably incurred by the Transferor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                 (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action or the assertion by a third party of a claim, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or
(b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except and to the extent of any prejudice to such indemnifying party arising from such failure to provide such notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                 (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor on the one hand and the Underwriter on the other from the offering of the Investor Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Transferor on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Investor Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) The obligations of the Transferor under this Section shall be in addition to any liability that the Transferor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transferor, to each officer of the Transferor who signed the Registration Statement and to each person, if any, who controls the Transferor within the meaning of the Act.

                 (f) Nothing in this Agreement will be construed to create, affect or in any manner modify, the liability associated with any action arising under this Agreement of an outside director (as defined in Section 21D(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of the Transferor in respect of any loss, claim, damage, or expense, with the result that such liability varies or differs in any material respect from the liability of an outside director as determined under Section 21D(g) of the 1934 Act.

                 SECTION 8. Survival of Certain Representations and Obligations. The respective indemnities, agreements,





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representations, warranties and other statements of the Transferor or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriter, the Transferor, WOFCO or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Investor Certificates. If for any reason the purchase of the Investor Certificates by the Underwriter is not consummated, the Transferor shall remain responsible for the expenses to be paid or reimbursed by the Transferor pursuant to Section 5(h) hereof and the respective obligations of the Transferor and the Underwriter pursuant to Section 7 hereof shall remain in effect. If the purchase of the Investor Certificates by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c) hereof, the Transferor will reimburse the Underwriter for all actual out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Investor Certificates.

                 SECTION 9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it at CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055, Attention: Investment Banking Department - Transactions Advisory Group; or if sent to the Transferor, will be mailed, delivered or telegraphed and confirmed to it at World Omni Dealer Funding Inc., 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention: A. Tucker Allen, Treasurer.

                 SECTION 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

                 SECTION 11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such





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counterparts shall together constitute one and the same Agreement.

                 SECTION 12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


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                 If you are in agreement with the terms of this Underwriting
Agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement between the Transferor and WOFCO and the Underwriter in accordance with its terms.

                                      Very truly yours,

                                      WORLD OMNI DEALER FUNDING INC.



                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:


The foregoing Underwriting Agreement
    is hereby confirmed and accepted
    as of the date first above written:

CS FIRST BOSTON CORPORATION



By:
     ------------------------------------------
     Name:
     Title:





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